UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2012

NET TALK.COM, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	000-53668	20-4830633
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

1100 NW 163rd Drive, No. Miami Beach, Florida 33169

(Address of principal executive offices)       (Zip code)

(305) 621-1200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below of the Form 8-K if the filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Explanation of Amendment No. 1:

This Amendment No. 1 amends and supplements the Current Report on Form 8-K that was originally filed with the United States Securities and Exchange Commission on October 16, 2012.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On October 16, 2012, Net Talk.com, Inc. (the “Company”) issued to an institutional accredited investor a consolidated 10% Senior Secured Debenture, due December 31, 2013, memorializing total advances of $1,150,000 made to the Company from July 2, 2012 to October 16, 2012 (the “Original Consolidated Debenture”). On December 5, 2012, the Company replaced the Original Consolidated Debenture with eleven separate 10% Senior Secured Debentures, due December 31, 2013 (each, a “Reissued Debenture” and together the “Reissued Debentures”). The total aggregate principal balance of the Reissued Debentures is $1,150,000. The terms of each Reissued Debenture are substantially similar to the terms of the Original Consolidated Debenture. Each Reissued Debenture, among other matters, accrues interest at 10% per annum, is payable in full on December 31, 2013, is secured by all of the assets of the Company, and provides for a default rate of interest of no less than 18% upon an event of default. Proceeds from the Original Consolidated Debenture were used for marketing and general working capital.

ITEM 9.01  Exhibits

The following exhibits are filed with this Form 8-K: None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Net Talk.com, Inc.

By:	/s/ Anastasios Kyriakides
Name:	Anastasios Kyriakides,
Title:	Chief Executive Officer and President
Dated:	December 5, 2012